UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2015

Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35495	04-3799139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ		07080
(Address of principal executive offices)		(Zip Code)
(908) 756-4400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 6, 2015, Tumi Holdings, Inc. (the “Company”) announced its financial results for its first quarter ended March 29, 2015. A copy of the Company’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 4, 2015 the Company held its 2015 annual meeting of stockholders (the “Annual Meeting”). The proposals submitted to a stockholder vote at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 24, 2015. The results of such stockholder vote are set forth below.

Proposal No. 1: To elect three Class III directors of the Company:

Name	For	Withhold	Broker Non-Vote
Jerome S. Griffith	57,573,681	1,103,616	--
Thomas H. Johnson	56,948,803	1,728,494	--
Alexander W. Smith	56,001,170	2,676,127	--

Proposal No. 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
57,669,047	653,269	354,981	--

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 6, 2015

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Dated:	May 6, 2015	By:	/s/ Michael J. Mardy
			Name:	Michael J. Mardy
			Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 6, 2015